As filed with the Securities and Exchange Commission on April 2, 2024

Registration Nos. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________

PVH CORP.
(Exact name of registrant as specified in its charter)

________________________________

Delaware	13-1166910
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

285 Madison Avenue
New York, New York 10017
(212) 381-3500
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

________________________________

Mark D. Fischer, Esq.
Executive Vice President,
General Counsel and Secretary
285 Madison Avenue
New York, New York 10017
(212) 381-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________________

Copy to:

Andrew J. Nussbaum, Esq.
Kathryn Gettles-Atwa, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

(212) 403-1000

________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

PVH CORP.

Debt Securities
Preferred Stock
Common Stock

We may issue from time to time debt securities, preferred stock or common stock, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings.

We will provide additional terms of our securities in one or more prospectus supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities.

We and any selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “PVH.”

Investing in our securities involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 4, 2024, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectuses that we have authorized for use in connection with a specific offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 2, 2024.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any written communication from us or any underwriter specifying the final terms of a particular offering. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any written communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, under a “shelf” registration process. Using this process, we or selling security holders may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or selling security holders may offer.

Each time we use this prospectus to sell securities, we will provide a prospectus supplement. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement, as well as the additional information in the documents described below under the headings “Where You Can Find More Information” and “Incorporation By Reference.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

If there is any inconsistency between the information set forth in this prospectus and any prospectus supplement, you should rely on the information set forth in the prospectus supplement.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

As used in this prospectus, “we,” “us” and “our” and similar terms mean PVH Corp. and its subsidiaries, unless the context indicates otherwise. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov, where you can read and copy any materials we file with the SEC. You can also read and copy any materials we file with the SEC on our website at www.pvh.com/investor-relations/sec-filings. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

This prospectus does not contain all of the information set forth in the registration statement or in the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements made in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and we qualify those statements in their entirety by reference to those exhibits for complete statements of their provisions.

Incorporation By Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File Number 001-07572) (excluding information deemed to be furnished and not filed with the SEC) after the date of this prospectus. The documents we incorporate by reference are:

•        our annual report on Form 10-K for the fiscal year ended February 4, 2024;

•        the portions of our definitive proxy statement on Schedule 14A, filed on May 10, 2023, incorporated by reference into our annual report on Form 10-K for the fiscal year ended January 29, 2023, filed on March 28, 2023; and

•        our current report on Form 8-K filed with the SEC on February 7, 2024.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by visiting our website at www.pvh.com, or by writing or telephoning us at the following:

PVH Corp.
285 Madison Avenue
New York, New York 10017
Attention: Secretary
Telephone: (212) 381-3500

Cautionary Statement Concerning Forward-Looking Statements

Forward-looking statements in this prospectus, including the information we incorporate by reference, including, without limitation, statements relating to our future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our ability to realize anticipated benefits and savings from divestitures, restructurings and similar plans, such as the headcount cost reduction initiative announced in August 2022, the 2021 sale of assets of, and exit from, our Heritage Brands menswear and retail businesses, and the November 2023 sale of the Heritage Brands women’s intimate apparel business to focus on our Calvin Klein and Tommy Hilfiger businesses; (iii) the ability to realize the intended benefits from the acquisition of licensees or the reversion of licensed rights (such as the announced plan to bring in-house most of the product categories currently licensed to G-III Apparel Group, Ltd. upon the expirations over time of the underlying license agreements) and avoid any disruptions in the businesses during the transition from operation by the licensee to the direct operation by the Company; (iv) we have significant levels of outstanding debt and borrowing capacity and use a significant portion of our cash flows to service our indebtedness, as a result of which we might not have sufficient funds to operate our businesses in the manner we intend or have operated in the past; (v) the levels of sales of our apparel, footwear and related products, both to our wholesale customers and in our retail stores and our directly operated digital commerce sites, the levels of sales of our licensees at wholesale and retail, and the extent of discounts and promotional pricing in which we and our licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, (including inflationary pressures like those currently being experienced globally), fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, consumer sentiment and other factors; (vi) our ability to manage our growth and inventory; (vii) quota restrictions, the imposition of safeguard controls and the imposition of new or increased duties or tariffs on goods from the countries where we or our licensees produce goods under our trademarks, any of which, among other things, could limit the ability to produce products in cost-effective countries, or in countries that have the labor and technical expertise needed, or require us to absorb costs or try to pass costs onto consumers, which could materially impact our revenue and profitability; (viii) the availability and cost of raw materials; (ix) our ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where our products can best be produced); (x) the regulation or prohibition of the transaction of business with specific individuals or entities and their affiliates or goods manufactured in (or containing raw materials or components from) certain regions, such as the listing of a person or entity as a Specially Designated National or Blocked Person by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the issuance of Withhold Release Orders by the U.S. Customs and Border Protection; (xi) changes in available factory and shipping capacity, wage and shipping cost escalation, and store closures in any of the countries where our licensees’ or wholesale customers’ or other business partners’ stores are located or products are sold or produced or are planned to be sold or produced, as a result of civil conflict, war or terrorist acts, the threat of any of the foregoing, or political or labor instability, such as the current war in Ukraine that has led to our decision to exit from our retail business in Russia and the cessation of our wholesale operations in Russia and Belarus, and the temporary cessation of our business by many of our business partners in Ukraine; (xii) disease epidemics and health-related concerns, such as the recent COVID-19 pandemic, which could result in (and, in the case of the COVID-19 pandemic, did result in some of the following) supply-chain disruptions due to closed factories, reduced workforces and production capacity, shipping delays, container and trucker shortages, port congestion and other logistics problems, closed stores, and reduced consumer traffic and purchasing, or governments implement mandatory business closures, travel restrictions or the like, and market or other changes that could result in shortages of inventory available to be delivered to our stores and customers, order cancellations and lost sales, as well as in noncash impairments of our goodwill and other intangible assets, operating lease right-of-use assets, and property, plant and equipment; (xiii) actions taken towards sustainability and social and environmental responsibility as part of our sustainability and social and environmental strategy, may not be achieved or may be perceived to be falsely claimed, which could diminish consumer trust in our brands, as well as our brands value; (xiv) the failure of our licensees to market successfully licensed products or to preserve the value of our brands, or their misuse of our brands; (xv) significant fluctuations of the U.S. dollar against foreign currencies in which we transact significant levels of business; (xvi) our retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses, which can be significant, that are recorded immediately in earnings, generally in the fourth quarter of the year; (xvii) the impact of new and revised tax legislation and regulations; and (xviii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

We do not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.

About PVH Corp.

We are one of the largest global apparel companies in the world, with a history going back over 140 years. We have been listed on the New York Stock Exchange for over 100 years.

Our global iconic lifestyle brands, TOMMY HILFIGER and Calvin Klein, together generated over 90% of our revenue during each of the last three years.

In addition to TOMMY HILFIGER and Calvin Klein, which are owned, we previously owned a portfolio of other brands, which primarily consisted of Warner’s, Olga and True&Co., which we owned until November 27, 2023, and Van Heusen, IZOD, ARROW and Geoffrey Beene, which we owned through the second quarter of 2021 and continue to license back certain of these brands for certain product categories, and we license the Nike brand for the men’s underwear category. We were incorporated in the State of Delaware in 1976 as the successor to a business begun in 1881. Our principal executive offices are located at 285 Madison Avenue, New York, New York 10017; our telephone number is (212) 381-3500. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

Risk Factors

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such Annual Report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Use of Proceeds

We intend to use the net proceeds from the sales of securities in the manner and for the purposes set forth in the applicable prospectus supplement.

Pending any specific application, we may initially invest those funds as we deem appropriate.

Description of Debt Securities

The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

General

Subject to compliance with our other existing indebtedness, we may issue from time to time debt securities under one or more indentures (each of which we refer to herein as the “indenture”) to be entered into between us and U.S. Bank Trust Company, National Association, as trustee. Subject to certain limitations contained therein, each indenture will not limit the amount of debt securities that we may issue thereunder.

The debt securities will be our direct obligations, which can be secured or unsecured. The debt securities will either rank as senior debt or subordinated debt, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities. Our ability to meet our obligations under the debt securities, including payment of principal and interest on the notes, depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we need to pay our debt service obligations, including payments on the debt securities. Holders of the debt securities will be structurally subordinated to the creditors, including trade creditors, of any of our subsidiaries.

We have summarized certain general features of the debt securities below. You should read the applicable indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the form of the indenture with the SEC as an exhibit to this registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of the debt securities we offer as exhibits to a filing we will make with the SEC in connection with the offering of such debt securities. Please read the section under the heading “Where You Can Find More Information.”

Terms Applicable to Debt Securities

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•        the title of the debt securities;

•        the total principal amount of the debt securities;

•        whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of “senior indebtedness”;

•        whether the debt securities will be secured or unsecured;

•        whether the debt securities will be guaranteed;

•        any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;

•        the date or dates on which the principal of and any premium on the debt securities will be payable;

•        the interest rate, if any, the date from which interest will accrue, interest payment dates and record dates for interest payments, the method or methods by which such rate may be determined, whether payment of interest will be contingent in any respect and/or the interest rate reset, and the method by which any of the foregoing will be determined;

•        the remarketing or extension features of the debt securities, if any;

•        our right, if any, to defer payment of interest and the maximum length of the deferral period;

•        any covenants or restrictions on us or our subsidiaries;

•        the place or places where payments on the debt securities will be payable, where the debt securities may be presented for registration of transfer or exchange, and where notices to or demands upon us in respect of the debt securities may be made;

•        any provisions for redemption or early repayment;

•        any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•        the currency and denominations in which we may issue the debt securities;

•        whether payments on the debt securities will be payable in foreign currency or currency units or another form, whether payments on the debt securities will be payable by reference to any index or formula, and the manner in which such amounts will be determined;

•        the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•        provisions relating to defeasance and covenant defeasance and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•        the events of default applicable to the debt securities;

•        any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•        securities exchange(s) on which the debt securities will be listed, if any;

•        whether any underwriter(s) will act as market maker(s) for the debt securities;

•        the extent to which a secondary market for the debt securities is expected to develop;

•        provisions relating to satisfaction and discharge of the indenture;

•        provisions relating to form, registration, exchange and transfer;

•        the designation of agents (including paying agents) with respect to the debt securities;

•        modification, waiver and amendment provisions;

•        any terms for the conversion or exchange of the debt securities for other securities issued by us;

•        whether the debt securities will be issued in the form of global securities or certificates;

•        if applicable, the form of any legend or legends that will be borne by any global security;

•        provisions relating to the right of the trustee or the requisite holders of the debt securities to declare the principal due and payable;

•        the initial offering price;

•        any United States federal income tax consequences; and

•        any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell debt securities at a discount below their stated principal amount. Any such discount may be substantial. Debt securities we sell may bear no interest or may bear interest at a rate that at the time of issuance is above or below market rates.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

Trustee

U.S. Bank Trust Company, National Association will be the trustee under the indentures. U.S. Bank Trust Company, National Association is also the trustee under the indenture governing our 3⅝% Senior Notes due 2024, our 4⅝% Senior Notes due 2025 and our 3.125% Senior Notes due 2027.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Description of Capital Stock

As of the date hereof, PVH Corp. had one class of common stock registered under Section 12 of the Exchange Act.

The following description of our common stock is a summary and does not purport to be complete. The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our amended and restated certificate of incorporation (as amended from time to time, the “Certificate of Incorporation”) and by-laws (“By-Laws”), which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law. We encourage you to read the Certificate of Incorporation, By-Laws and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) for additional information.

Authorized Capital Stock

Our Certificate of Incorporation authorizes our Board of Directors to issue 240,000,000 shares of common stock, par value $1.00 per share, and 150,000 shares of preferred stock, par value $100 per share.

As of March 15, 2024, there were 57,688,908 shares of common stock outstanding. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Our Board of Directors is authorized to issue preferred stock, in one or more series, with such voting powers, designations, preferences and other rights, qualifications, limitations and restrictions as determined by the Board of Directors and without any vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible financings and acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us. There are no shares of preferred stock outstanding.

Dividend Rights

Neither the DGCL nor our Certificate of Incorporation requires our Board of Directors to declare dividends on our common stock. The payment of dividends on our common stock is determined by our Board of Directors in its sole discretion and depends on business conditions, our financial condition, earnings and liquidity, and other factors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for that purpose.

Voting Rights

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders, subject to any special voting rights applicable to any class of preferred stock that the Board of Directors authorizes. Holders of common stock will vote together with the holders of any shares of any authorized class of preferred stock who are entitled to vote with the holders of the common stock. Holders of our common stock do not possess cumulative voting rights.

Our By-Laws provide that in uncontested elections of directors, nominees receiving the affirmative vote of a majority of the votes cast with respect to that director’s election at a meeting at which a quorum is present are elected. A majority of votes cast means that the number of votes for a nominee must exceed the number of votes cast against that nominee; abstentions are not taken into account for this purpose. Our By-Laws further provide that in contested elections of directors, nominees need only receive a plurality of votes cast at a meeting at which a quorum is present to be elected, with the directors receiving the highest totals of affirmative votes being elected. All other corporate actions put to a stockholder vote are, pursuant to the DGCL, decided by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law, rule or regulation, including any stock exchange rule or regulation, applicable to us.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of holders of shares of preferred stock, if any, then outstanding.

Certain Provisions of Our Certificate of Incorporation, By-Laws and Delaware Law

Amendments to Our Certificate of Incorporation

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is generally required to amend a corporation’s certificate of incorporation.

Under the DGCL, the holders of the outstanding shares of a class of our capital stock are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•        increase or decrease the aggregate number of authorized shares of such class;

•        increase or decrease the par value of the shares of such class; or

•        alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but does not so affect the entire class, then only the shares of the series so affected by the amendment are considered a separate class for the purposes of the DGCL.

Vacancies in our Board of Directors

Our By-Laws provide that any vacancy occurring in our Board of Directors for any reason may be filled by the vote of a majority of the remaining members of our Board of Directors then in office. Each director holds office until the next annual meeting of stockholders and until his or her successor is elected and qualified, unless the director dies, resigns or otherwise leaves the Board of Directors before then.

Special Meetings of Stockholders

Our By-Laws provide that special meetings of stockholders may be called at any time by the Chair of the Board of Directors, the Chief Executive Officer, the President, the Board of Directors or the Executive Committee of the Board of Directors.

Our By-Laws further provide that the Secretary must call a special meeting upon the written request of the record holders of a majority of the outstanding shares, which request must state the purpose or purposes for which the meeting is to be called.

Under the DGCL, written notice of any special meeting must be given not less than 10 days nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Notice of Stockholder Director Nominations and Stockholder Business

Our By-Laws provide that nominations for the election of directors may be made by our Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the applicable notice and other requirements set forth in our By-Laws.

If a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our Board of Directors, our By-Laws contain certain procedures that must be followed for the advance timing required for delivery of stockholder notice of such nomination or other business and the information that such notice must contain.

Proxy Access Nominations

Our By-Laws provide that we must include in our proxy statement for an annual meeting of stockholders the name, together with certain other required information, of any person nominated for the election of directors in compliance with specified provisions in our By-Laws by a single stockholder that satisfies (or by a group of no more than 20 stockholders that satisfy) various notice and other requirements specified in our By-Laws. Among other requirements, such stockholder or group of stockholders would need to provide evidence verifying that the stockholder or group owns, and has owned continuously for the preceding three years, at least 3% of the issued and outstanding shares of our common stock. The By-Law provision establishes a maximum number of nominees submitted by stockholders that we would be required to include in our proxy statement for an annual meeting.

Stockholder Action by Written Consent without a Meeting

Our By-Laws provide that, unless otherwise restricted by our Certificate of Incorporation (not currently the case under our Certificate of Incorporation), any action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be taken by written consent of stockholders in lieu of a meeting where such consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Our By-Laws also contain notice and procedural requirements applicable to persons seeking to have the stockholders authorize or take corporate action by written consent without a meeting.

Undesignated Preferred Stock

Our Board of Directors’ ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting powers, designations, preferences and other rights, designated from time to time by the Board of Directors. This may have the effect of delaying, deferring or preventing a change in control of us by means of a merger, tender offer, proxy contest or otherwise.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Listing

Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “PVH.”

Transfer Agent and Registrar

The transfer agent and registrar for PVH common stock is EQ Shareowner Services, 1110 Centre Point Curve, Mendota Heights, MN 55120.

Plan of Distribution

We or selling security holders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•        to or through underwriters, brokers or dealers;

•        directly by us or a selling security holder to one or more purchasers;

•        through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        through agents;

•        through a combination of any such methods of sale; or

•        through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

In addition, we or any selling security holder may enter into option, share lending or other types of transactions that require us or such selling security holder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or any selling security holder may enter into hedging transactions with respect to our securities. For example, we or such selling security holder may:

•        enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•        sell shares of common stock short and deliver the shares to close out short positions;

•        enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•        loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•        the offering terms, including the name or names of any underwriters, dealers or agents;

•        the purchase price of the securities and the net proceeds to be received by us from the sale;

•        any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•        any public offering price;

•        any discounts or concessions allowed or reallowed or paid to dealers; and

•        any securities exchange on which the securities may be listed.

If we or any selling security holders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•        at a fixed price or prices, which may be changed;

•        at market prices prevailing at the time of sale;

•        at prices related to such prevailing market prices;

•        at varying prices determined at the time of sale; or

•        at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or selling security holders may sell the securities through agents from time to time. If required, the applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling security holder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling security holders pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling security holders. Any remarketing firm will be identified and the terms of its agreements, if any, with us or any selling security holders and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling security holder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling security holder in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Validity of the Securities

Unless otherwise indicated in the applicable prospectus supplement, Wachtell, Lipton, Rosen & Katz, New York, New York, will issue an opinion about the legality of any common stock, preferred stock or debt securities we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel, which counsel shall be specified in the applicable prospectus supplement.

Experts

The consolidated financial statements and schedule of PVH Corp. appearing in PVH Corp.’s Annual Report (Form 10-K) for the fiscal year ended February 4, 2024, and the effectiveness of PVH Corp.’s internal control over financial reporting as of February 4, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and schedule and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee and counsel		**
Rating agency fees		**
Miscellaneous expenses		**
Total	$	**

____________

*        Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**      Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.     Indemnification of Directors and Officers.

Our By-Laws provide that we must indemnify any person to the full extent permitted by the Delaware General Corporation Law, the law of the state in which we are incorporated. Section 145 of the Delaware General Corporation Law empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any action, suit or proceeding to which the person is a party by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, our Certificate of Incorporation provides for exculpation of any director or officer except for (i) any breach of his duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any director under Section 174 of the Delaware General Corporation Law, (iv) any transaction from which such director or officer derived an improper personal benefit or (v) any officer in any action by or in the right of PVH. We also have in effect directors’ and officers’ liability insurance.

Item 16.     Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1

Amended and Restated Certificate of Incorporation of PVH Corp. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed June 21, 2019); Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PVH Corp., filed on June 22, 2023 (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the period ended July 30, 2023).

3.2	By-Laws of PVH Corp., as amended through June 20, 2019 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on June 21, 2019).
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the period ended July 31, 2011).
4.2	Form of Indenture relating to the Debt Securities.
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Wachtell, Lipton, Rosen & Katz (incorporated by reference to Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
25.1	Statement of Eligibility of U.S. Bank Trust Company, National Association under the Indenture on Form T-1.
107	Filing Fee Table.

____________

*        To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

Item 17. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however:

•        That paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of, the registration statement of which this prospectus forms a part.

•        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•        That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

•        That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 2, 2024.

PVH CORP.
By:	/s/ Stefan Larsson
Stefan Larsson
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark D. Fischer and Carlos Carvalho, and each of them, severally, as his true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the registrant, to sign any and all amendments (including post-effective amendments) to this registration statement or supplements thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and all documents or instruments necessary or appropriate to enable the registrant to comply with the Securities Act, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 2, 2024.

Signature	Title
/s/ Stefan Larsson	Chief Executive Officer; Director
Stefan Larsson	(Principal Executive Officer)
/s/ Zachary Coughlin	Executive Vice President and Chief Financial Officer
Zachary Coughlin	(Principal Financial Officer)
/s/ James W. Holmes	Executive Vice President and Controller
James W. Holmes	(Principal Accounting Officer)
/s/ Michael Calbert	Chair (Director)
Michael Calbert
/s/ Ajay Bhalla	Director
Ajay Bhalla
/s/ Brent Callinicos	Director
Brent Callinicos
/s/ George Cheeks	Director
George Cheeks
/s/ Judith Amanda Sourry Knox	Director
Judith Amanda Sourry Knox
/s/ Geraldine (Penny) McIntyre	Director
Geraldine (Penny) McIntyre
/s/ Amy McPherson	Director
Amy McPherson
/s/ Allison Peterson	Director
Allison Peterson